Exhibit 99.18

FIRST AMENDMENT TO SUBLEASE AGREEMENT

This First Amendment to Sublease Agreement (this “First Amendment”) is made as of the 25th day of February, 2015 by and among APH&R PROPERTY HOLDINGS, LLC, a Georgia limited liability company (“Prime Landlord”), APH&R NURSING, LLC, a Georgia limited liability company (“Landlord”) and HIGHLANDS OF LITTLE ROCK SOUTH CUMBERLAND, LLC, a Delaware limited liability company (“Tenant”).
RECITALS
A.     Prime Landlord, Landlord and Tenant entered into that Sublease Agreement dated as of January 16, 2015 (the “Lease”). Landlord leases the Premises from Prime Landlord pursuant to the Prime Lease.
B.    Prime Landlord, Landlord and Tenant have agreed to extend certain time frames in the Lease.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, Prime Landlord, Landlord and Tenant, intending to be legally bound, hereby agree as follows:
1.Recitals Incorporated: Certain Defined Terms. The recitals set forth above are incorporated into this First Amendment and shall be deemed to be terms and provisions hereof, the same as if fully set forth in this Section 1. Capitalized terms that are not otherwise defined in this First Amendment shall have the same meanings ascribed to such terms in the Lease.
2.Amendments.

a.	Section 1 of the Lease shall be deleted in its entirety and the following inserted in lieu thereof:
“Term. The “Term” of this Lease is the Initial Term of five (5) years plus the Renewal Term (if any). A “Lease Year” is the twelve (12) month period commencing on the Commencement Date and each anniversary thereof during each year of the Term. Provided the Conditions Precedent set forth in Section 2 below have been satisfied or waived, the “Initial Term” commences on April 1, 2015 (the “Commencement Date”) and ends on the last day of the sixtieth (60th) full calendar month thereafter. The Term may be extended by Tenant for one (1) separate renewal term of five (5) years (“Renewal Term”) if: (a) at least one-hundred eighty (180) days prior to the end of the Initial Term, Tenant delivers to Landlord a “Renewal Notice” indicating that Tenant desires to exercise its right to extend this Lease for the Renewal Term; (b) there is no then uncured Event of Default (as defined in Section 13 below) (i) as of the date Landlord receives the Renewal Notice (the “Exercise Date”), or (ii) on the last day of the Initial Term; and (c) all Related Lease Affiliates concurrently deliver appropriate Renewal Notices exercising the renewal options for all Related Leases. For purposes hereof, “Termination Date” shall mean the last day of the Initial Term or the Renewal Term (if any) or the earlier date on which this Lease may be terminated as provided herein. Upon receipt of a Renewal Notice, the Prime Lease shall be extended automatically to the last day of the Renewal Term.”

b.	Section 2 of the Lease shall be deleted in its entirety and the following inserted in lieu thereof:
“Conditions Precedent.
2.1    Landlord’s Conditions Precedent. The duties and obligations of Landlord pursuant to the terms of this Lease are and shall expressly be conditioned upon the following (the “Conditions Precedent”), which may be waived, in whole or in part, by Landlord in writing:
(a)    Satisfaction of all of the conditions set forth in Section 4.1 of the Transfer Agreement;
(b)    Receipt by Tenant and all Related Lease Affiliates of adequate assurances that all licenses and other approvals required by the State of Arkansas to operate the Facility and all Related Facilities will be granted effective as of April 1, 2015;
(c)    Approval of this Lease by the Facility Mortgagee; and
(d)    Completion and approval by Landlord in its sole discretion of all schedules and exhibits to this Lease.
2.2    Tenant’s Conditions Precedent. The duties and obligations of Tenant pursuant to the terms of this Lease are and shall expressly be conditioned upon the following Conditions Precedent, which may be waived in whole or in part, by Tenant in writing:
(a)    Satisfaction of all of the conditions set forth in Section 4.2 of the Transfer Agreement;
(b)    Receipt by Tenant and all Related Lease Affiliates of adequate assurances that all licenses and other approvals required by the State of Arkansas to operate the Facility and all Related Facilities will be granted effective as of April 1, 2015;
(c)    Approval of this Lease by the Facility Mortgagee;
(d)    Delivery by Facility Mortgagee of a subordination, non-disturbance and attornment agreement in form and substance reasonably acceptable to Tenant;
(e)    Delivery by Prime Landlord of the Recognition Agreement in the form set forth in Exhibit “I” attached hereto; and
(f)    Completion and approval by Tenant in its sole discretion of all schedules and exhibits to this Lease.
2.3    Failure of Conditions. If the Conditions Precedent shall not have been satisfied or waived by March 31, 2015, either party may terminate this Lease and the Transfer Agreement by written notice of termination (the “Termination Notice”) delivered to the other party by March 31, 2015 (the “Failure of Conditions Termination Date”). Upon termination of this Lease under the terms of this Section 2, neither party hereto shall have any further claims or obligations under this Lease or the Transfer Agreement, except those obligations that expressly survive termination. Notwithstanding any provision of this Section 2.3 to the contrary, if the parties are unable to agree upon the initial Deferred Maintenance Items (as that term is defined in Section 9.2(c)(ii) below) for the River Valley Facility to be included on Exhibit “E”, the sole remedy of the parties shall be to exclude the River Valley Facility from the Portfolio.”

c.	The first clause of Section 3 of the Lease shall be deleted in its entirety and the following inserted in lieu thereof:
“Rent. During the Term, Tenant shall pay in advance to Landlord on or before the 1st day of each month after the Commencement Date (except for the first Rent payment, which shall be made on or before April 15, 2015) the following amounts as Rent (as defined below):”
3.No Other Changes. Except as amended by the terms of this First Amendment, the Lease shall remain in full force and effect and the parties hereto hereby affirm the same.
4.No Waiver. Neither the entering into of this First Amendment nor any provision set forth herein shall be construed to be a waiver of any condition to performance under or breach of the terms of the Lease.
5.Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. To facilitate execution and delivery of this Agreement, the parties may exchange counterparts of the executed signature pages by facsimile or other electronic transmission.
6.Entire Agreement. This First Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.
7.Authority. The parties signing below on behalf of Prime Landlord, Landlord and Tenant represent and warrant that they have the authority and power to bind their respective party.
[signatures appear on following page]

IN WITNESS WHEREOF, the parties have duly caused this First Amendment to Sublease Agreement to be executed as of the day and year first written above.

PRIME LANDLORD:
APH&R PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

/s/ William McBride
Name: William McBride
Title: Manager

LANDLORD:
APH&R NURSING, LLC
a Georgia limited liability company

/s/ William McBride
Name: William McBride
Title: Manager

TENANT:
HIGHLANDS OF LITTLE ROCK SOUTH CUMBERLAND, LLC
a Delaware limited liability company

/s/ R. Denny Barnett
Name: R. Denny Barnett
Title: Chief Manager

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